FIRM INVENTORY CREDIT AGREEMENT
                         -------------------------------

         THIS FIRM INVENTORY CREDIT AGREEMENT (this "Agreement") is made and entered into as of October 12, 1998, by and between: ADVANTAGE TRADING GROUP, INC., a Florida corporation ("Borrower"); and MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

                              W I T N E S S E T H:

         WHEREAS, Borrower desires, and may from time to time make application, to borrow money from Bank, to be secured by firm owned securities; and

         WHEREAS, Bank may from time to time, without any obligation to do so, advance money to Borrower on the terms and conditions set forth hereinafter in this Agreement;

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank hereby agree as follows:

         1. Loan Advances. Bank may, without any obligation to do so, advance sums to Borrower in a maximum amount equal to the lesser of:

         (a) One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00); or

         (b) With respect to securities owned by Borrower and deemed acceptable to Bank in Bank's discretion, and which are pledged by Borrower to Bank at Depository Trust Company of New York, or are pledged by Borrower to Bank as evidenced by a trust receipt in the possession of Bank or physical possession of such securities by Bank (all as described in paragraph 5 hereof), the sum of the following:

                  (1) 70% of the current market value of stocks listed on the New York or American Stock Exchanges or over-the-counter stocks, all having a current market value of at least Ten Dollars ($10.00) per share; plus

                  (2) 50% of the current market value of stocks listed on the New York or American Stock Exchanges or over-the-counter stocks, all having a current market value of at least Six Dollars ($6.00) per share and not greater than Nine and 99/100 ($9.99) per share; plus

                  (3) 80% of the current "bid" price for corporate and municipal bonds rated BBB or better by Standard & Poor's or Baa or better by Moody's Investor's Service; plus

                  (4) 90% of the current "bid" price for United States of America Treasury Notes and Bonds having a maturity date of over five (5) years; plus

                  (5) 95% of the current "bid" price for United States of America Treasury Notes, Bonds and Bills having a maturity date of five (5) years or less;

provided, however, that the total combined outstanding amounts under this Agreement and under the certain Customer Credit Agreement dated October _____, 1998, executed by Borrower and Bank shall not exceed Fifteen Million and 00/100 Dollars ($15,000,000.00) in the aggregate at any time.

         Unless sooner terminated by Bank under paragraph 13, Borrower's ability to request loans hereunder shall automatically terminate on September 30, 1999.

         2. Replacement of Principal. The principal amount of all loans hereunder shall be repayable ON DEMAND.

         3. Interest. Prior to demand for repayment of the loans outstanding hereunder, Borrower shall pay interest to Bank on the aggregate and unpaid principal amount of all loans from time to time outstanding hereunder at a rate per annum equal to the rate quoted by Bank to Borrower in Bank's sole and absolute discretion, which rate shall fluctuate as and when said rate so quoted shall change. After such demand for repayment, Borrower shall pay interest to Bank on the aggregate and unpaid principal amount of all loans from time to time outstanding hereunder at a rate per annum equal to Two Percent (2%) over and above the interest rate announced from time to time by Bank as its "prime rate" on commercial loans, which interest rate shall fluctuate as and when said prime rate shall change. All accrued and unpaid interest hereunder shall be due and payable ON DEMAND, or if demand is not made prior thereto, then all accrued and unpaid interest hereunder as of the last day of the preceding month, shall be due and payable monthly commencing November 10, 1998, and on the 10th day of every month thereafter. All interest hereunder shall be calculated upon the basis of an actual day, 360-day year.

         4. Demand Note. All loans hereunder shall be evidenced by a Demand
Note - Firm Inventory Credit Agreement executed by Borrower payable ON DEMAND to the order of Bank in the principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) and dated the date hereof. Said Demand Note - Firm Inventory Credit Agreement shall be in the form of Exhibit A attached hereto, and, by reference, made a part hereof.

         5. Pledge of Securities. Borrower hereby pledges to Bank, as security for the obligations of Borrower hereunder and under the Note, all securities of Borrower which now or hereafter are (a) held in a collateral account at Depository Trust Company of New York for the benefit of Bank or are otherwise marked on the books and records of Depository Trust Company of New York as being held for the benefit of or pledged to Bank, (b) described on a trust receipt in the possession of Bank, or (c) otherwise in the possession of Bank (collectively, the "Pledged Securities"). Borrower hereby grants to Bank all rights and remedies of a secured party under the Uniform Commercial Code of the State of Missouri with respect to such securities.

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

         6. Reduction in Value of Pledged Securities. In the event the outstanding principal balance of the loans hereunder shall exceed at any time the value of the Pledged Securities (as determined under paragraph 1 above), the Borrower shall immediately either:

         (a) pledge additional securities acceptable to Bank in its sole discretion with a value (as determined under paragraph 1 above) sufficient to eliminate such excess; or

         (b) make a payment of the principal balance of the loans outstanding hereunder in the amount of such excess.

         7. Requests for Loans. Borrower hereby represents and warrants to Bank that, until Bank has received written instructions to the contrary, Bank may rely upon the written instructions by facsimile of any of the following named employees of Borrower with regard to any requests for loans or repayments by Borrower hereunder, to-wit:

NAME                                       TITLE
----                                       -----

Richard Goble                            President
___________________________________      ______________________________________
Kevin Gagne                              Vice President
___________________________________      ______________________________________

___________________________________      ______________________________________

___________________________________      ______________________________________

         8. Funding of Loans. All loans by Bank to Borrower hereunder shall be credited by Bank to Borrower's Account No(s). 1005007487 at Bank. Repayments of loans hereunder may be accomplished by Bank debiting said account of Borrower at Bank, by check drawn on said account, by wire transfer in same day funds to Bank from Borrower or by check drawn on another financial institution (which shall be subject to additional interest charges as determined by bank).

         9. Statements of Loans. Each month, Bank will issue to Borrower a statement showing the date of each loan or payment, the principal balance and the interest accrued hereon during the period for which the statement is issued, plus any accrued and unpaid interest from prior periods. Borrower agrees that if Borrower does not object in writing to the balances and interest so shown within fifteen (15) days of the date of such statement, the amounts shown on said statement shall constitute prima facie evidence of the amount outstanding hereon as of the date of such statement.

         10. Reports. Borrower agrees that until all loans to Borrower hereunder have been repaid in full with interest, and until the terms and conditions of this Agreement have been fully performed, Borrower will:


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

         (a) Furnish to Bank within ninety (90) days after the end of its fiscal year, audited financial statements which shall include but not be limited to a balance sheet, income and expense statement and statement of retained earnings; and

         (b) Furnish to Bank, within fifteen (15) days after filing, copies of all monthly Financial and Operational Combined Uniform Single (FOCUS) Reports (Securities and Exchange Commission form X-17A-5).

         11. Compliance with SEC and Federal Reserve Rules and Regulations. Borrower hereby represents and warrants to Bank that it is in compliance and will remain in compliance with all rules, regulations and directives of the Federal Reserve System and the Securities & Exchange Commission relating to the hypothecation of customer securities.

         12. Year 2000 Compliance. Borrower has: (a) initiated a review and assessment of all areas within the business and operations (including those affected by suppliers and vendors) of Borrower and each subsidiary and affiliate that could be affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower or any subsidiary or affiliate [or suppliers or vendors] may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, on and any date after December 31, 1999); (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis; and (c) to date implemented that plan in accordance with that timetable. Borrower represents that all computer applications (including those of its suppliers and vendors) that are material to the business and operations of Borrower or any subsidiary or affiliate will on a timely basis, be able to perform date sensitive functions for all dates before, on and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect. Borrower shall promptly notify Bank in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to the business and operations of Borrower or any subsidiary or affiliate will not be Year 2000 compliant except to the extent that such failure could not reasonably be expected to have a material adverse effect.

         13. Termination. Bank may terminate this Agreement at any time in its sole and absolute discretion.

         14. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement is submitted to Bank at Bank's principal place of business in St. Louis, Missouri and shall be deemed to have been made thereat. This Agreement shall be governed and controlled as to interpretation, enforcement, validity, construction, effect and in all other respects by the laws, statutes and decisions of the State of Missouri. Borrower irrevocably agrees that, subject to Bank's sole and absolute election, all actions or proceedings in any way, manner or respect arising out of or from or related to this Agreement shall be litigated only in courts having situs within the County of St. Louis, State of Missouri. Borrower hereby consents and submits to the jurisdiction of any local, state or federal court within said county and state. BORROWER AND BANK HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY LITIGATION BROUGHT IN ACCORDANCE WITH THIS SECTION.


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

         15. Notice Required by Section 432.045 R.S. Mo. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND BANK FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER AND BANK COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE NOTE, WHICH AGREEMENT AND NOTE ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER AND BANK, EXCEPT AS BORROWER AND BANK MAY LATER AGREE IN WRITING TO MODIFY THEM. THIS AGREEMENT AND THE NOTE EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.




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
                     DEMAND NOTE - CUSTOMER CREDIT AGREEMENT
                     ---------------------------------------

$15,000,000.00                                            St. Louis, Missouri
                                                          October 12, 1998

         FOR VALUE RECEIVED, the undersigned: ADVANTAGE TRADING GROUP, INC., a Florida corporation ("Borrower"), hereby promises to pay ON DEMAND, to the order of MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association ("Bank"), the principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), or such lesser amount as may then be evidenced by this Demand Note - Customer Credit Agreement (this "Note"). The aggregate principal amount which Bank hereof may have outstanding under this Note at any one time shall not exceed the lesser of Fifteen Million and 00/100 Dollars ($15,000,000.00) or any lower amount specified in the Customer Credit Agreement (as hereinafter defined), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Customer Credit Agreement.

         Borrower also hereby promises to pay to the order of Bank interest from the date hereof at a rate per annum which shall be equal to the rate quoted by Bank to Borrower in Bank's sole and absolute discretion (which rate shall fluctuate as and when said rate so quoted shall change), on the principal balance outstanding and unpaid. Said interest shall be payable on demand, or if no demand is made, then monthly on the 10th day of each month, commencing November 10, 1998. After demand for repayment of the loans evidenced hereby, interest shall be payable on demand on the outstanding principal balance of such loans at a rate per annum equal to Two Percent (2%) over and above the interest rate announced from time to time by Bank as its "prime rate" on commercial loans (which rate shall fluctuate as and when said prime rate shall change). In addition, if Borrower fails to make any payment of any principal of or interest on this Note as and when the same shall become due and payable, whether by reason of demand or otherwise, Borrower hereby promises to pay to the order of the holder hereof on demand with respect to each such late payment a late fee in an amount equal to the greater of $100.00 or 5% percent of each such late payment. All payments received by the holder hereof shall be applied first to the payment of accrued and unpaid late fees and the costs and expenses hereinafter described, next to accrued and unpaid interest hereon, and the remainder to principal. The amount of interest accruing hereunder shall be computed on an actual day, 360-day year basis.

         This Note shall evidence all loans made by Bank to Borrower under that certain Customer Credit Agreement between Bank and Borrower dated of even date herewith, as the same may from time to time be amended; (the "Customer Credit Agreement"), reference to which is made for certain terms and provisions which affect this Note. Bank may record the date and amount of all loans and all payments of principal and interest hereunder in the records it maintains with respect thereto. The books and records of Bank hereof showing the account between Bank hereof and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

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

         All payments required hereunder shall be made in lawful money of the United States of America at the office of Bank situated at One Mercantile Center, St. Louis, Missouri 63101, or at such other place as the holder hereof may designate in writing.

         If this Note is not paid upon demand, and is placed in the hands of an attorney or attorneys for collection (whether or not litigation shall be commenced in aid thereof) or for representation of the holder hereof in connection with bankruptcy or insolvency proceedings, Borrower promises to pay, in addition to the amount due hereon, the reasonable costs and expenses of such collection and representation, including reasonable attorneys, fees and expenses. Presentment, protest and notice of dishonor and of protest are hereby waived by all parties hereto, whether as maker, endorser, surety or guarantor.

         ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND BANK FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER AND BANK COVERING SUCH MATTERS ARE CONTAINED IN THIS NOTE AND THE CREDIT AGREEMENT, WHICH NOTE AND CREDIT AGREEMENT ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN BORROWER AND BANK, EXCEPT AS BORROWER AND BANK MAY LATER AGREE IN WRITING TO MODIFY THEM.

         This Note shall be governed by and construed in accordance with the laws of the State of Missouri.


                          (SIGNATURE ON FOLLOWING PAGE)


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


                                 Signature Page
             $15,000,000.00 Demand Note - Customer Credit Agreement
                        of Advantage Trading Group, Inc.
                             dated October 12, 1998


                                        BORROWER:

                                        ADVANTAGE TRADING GROUP, INC.

                                        By: /s/ Richard Goble
                                        ---------------------

                                        Title: President
                                        ----------------

                                        By: /s/ Kevin Gagne
                                        -------------------

                                        Title:  President
                                        -----------------


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

                                  AMENDMENT TO
                  CUSTOMER CREDIT AGREEMENT AND FIRM INVENTORY

                                CREDIT AGREEMENT

         THIS AMENDMENT TO CUSTOMER MARGIN CREDIT AGREEMENT AND FIRM INVENTORY CREDIT AGREEMENT (this "Amendment") is made and entered into as of October 1, 1999, by and between: ADVANTAGE TRADING GROUP, INC., a Florida corporation ("Borrower"), and MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

                              W I T N E S S E T H:

         WHEREAS, Borrower and Bank have heretofore entered into that certain Customer Credit Agreement dated as of October 12, 1998 and that certain Firm Inventory Credit Agreement dated as of October 12, 1998 (Collectively, the "Agreements");

         WHEREAS, pursuant to the Agreements, Borrower executed its Demand Note -- Customer Credit Agreement dated October 12, 1998, in favor of Bank, in the principal amount of $15,000,000, and its Demand Note -- Firm Inventory Credit Agreement dated October 12, 1998, in favor of Bank, in the principal amount of $1,500,000 (collectively, the "Notes");

         WHEREAS, Borrower and Bank desire to amend the Agreements in the manner hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank hereby agree as follows:

         1. The last sentences of Section 1 of both Agreements are deleted and substituted with the following:

                  "Unless sooner terminated by Bank under Section 14, Borrower's ability to request loans hereunder shall automatically terminate on September 30, 2000."

         2. All references in the Agreements and Notes to this "Agreement" and any other reference of similar import shall henceforth mean the respective Agreement as amended by this Amendment. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement as amended by this Agreement.

         3. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, benefits of Borrower and Bank and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations hereunder.

         5. [SIC] In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, provisions and conditions of this Amendment shall govern and control.

         6.[SIC] This Amendment shall be governed by and construed in accordance with the internal laws of the State of Missouri.

         7.[SIC] Borrower hereby reaffirms all representations, warranties, covenants and agreements recited in the Agreements and Notes, as of the date hereof, and the same are hereby adopted as representations, warranties, covenants and agreements of Borrower herein. Borrower further represents and warrants that it is not in default under any of its obligations under the Agreements and Notes and that it has full power and authority to execute and deliver this Amendment, and that the execution and delivery hereof has been duly authorized, and that all necessary and proper acts have been performed or taken.

         8.[SIC] ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND BANK FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS BORROWER AND BANK REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN BORROWER AND BANK, EXCEPT AS BORROWER AND BANK MAY LATER AGREE IN WRITING TO MODIFY IT.

SIGNATURE PAGE -- AMENDMENT TO CUSTOMER CREDIT AGREEMENT AND FIRM INVENTORY CREDIT AGREEMENT DATED AS OF OCTOBER 1, 1999, EXECUTED BY ADVANTAGE TRADING GROUP, INC. AND MERCANTILE BANK NATIONAL ASSOCIATION

                                              BORROWER:

                                              ADVANTAGE TRADING GROUP, INC.

                                              By: /s/ Richard L. Goble
                                              -------------------------
                                              Title: President

                                              By: /s/ Kevin M. Gagne
                                              ------------------------
                                              Title: C.E.O.

                                              BANK:

                                              MERCANTILE BANK
                                              NATIONAL ASSOCIATION

                                              By: /s/ Mary Ann Lemonds
                                              --------------------------
                                              Mary Ann Lemonds,
                                              Vice President





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